                                                                   EXHIBIT 5.1

                              COHEN & GRIGSBY, P.C.
                                ATTORNEYS AT LAW

                                11 STANWIX STREET
                                   15TH FLOOR
                       PITTSBURGH, PENNSYLVANIA 15222-1319
                                      ----
                            TELEPHONE (412) 297-4900
                               FAX (412) 209-0672
                             HTTP://WWW.COHENLAW.COM


                                  April 7, 2003

SEEC, Inc.
Park West One, Suite 200
Cliff Mine Road
Pittsburgh, Pennsylvania 15275

         RE:  Registration Statement on Form S-3

Ladies and Gentlemen:

         We have acted as counsel to SEEC, Inc. (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission of the Company's Registration Statement on Form S-3 (the "Registration Statement") pursuant to the Securities Act of 1933, as amended (the "Act"), for registration under the Act of 1,205,354 currently issued and outstanding shares (the "Shares") of the Company's common stock, par value $0.01 per share ("Common Stock"), held by the selling shareholders listed in the Registration Statement. This opinion is being furnished pursuant to Item 601(b)(5) of Regulation S-K under the Act.

         We have examined the proceedings taken and we are familiar with the proceedings proposed to be taken by the Company in connection with the sale of the Shares by the selling shareholders. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and conformity with the originals of all documents submitted to us as copies thereof. In addition, we have made such other examinations of law and fact as we have deemed relevant in order to form a basis for the opinion set forth below.

         Based upon the foregoing, it is our opinion that the Shares, when sold by the selling shareholders in the manner described in the Registration Statement, will be legally issued, fully paid and nonassessable.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the prospectus constituting a part thereof, and in any amendment thereto.


                                                     Very truly yours,

                                                     /s/ COHEN & GRIGSBY, P.C.

                                                     COHEN & GRIGSBY, P.C.